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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-40500) pertaining to CommNet Cellular Inc. Employee Stock Ownership Plan and Trust of our report dated February 16, 1996, with respect to the financial statements and schedules of CommNet Cellular Inc. Employee Stock Ownership Plan and Trust included in this Annual Report (Form 11-K) for the year ended September 30, 1995.


                                 /s/ ERNST & YOUNG LLP
                                 -----------------------
                                 ERNST & YOUNG LLP

Denver, Colorado
March 5, 1996